UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 17, 2005
(Date of earliest event reported)
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-4136

Minnesota	41-0948334

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3515 Lyman Boulevard, Chaska, Minnesota 55318

(Address of principal executive offices, including zip code)

(952) 368-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
On November 17, 2005, the Compensation Committee of the Board of Directors of Lifecore Biomedical, Inc. (the “Company”) amended Section 5(k) of the Company’s 1996 Stock Plan (the “Plan”). The purpose of the amendment was to revise the provisions of the Plan to take into account the proposed amendments to the Company’s Articles of Incorporation and Bylaws to declassify the Company’s Board of Directors, which amendments were approved by the Company’s shareholders later in the day on November 17, 2005. Prior to this amendment to the Plan, the Plan provided that each director upon re-election would receive a grant of a stock option for 30,000 shares which would vest in 10,000 share increments over three years. This vesting schedule corresponded to the classified Board structure under which the directors were elected to three year terms. With the elimination of the classified Board structure, the directors are now elected to one year terms. Accordingly, the Compensation Committee adopted an amendment to the Plan which provides that, effective as of the 2005 shareholder meeting and assuming that the shareholders approved the declassification of the Board, each director upon re-election will be granted an option for 10,000 shares which will vest as to one half of the shares eight months after the date of grant and as to the balance of the shares 20 months after the date of grant. The amendment to the Plan also provides that any director who had received a grant under the Plan prior to November 17, 2005 will not be eligible to receive an additional grant under the Plan until that prior grant has fully vested.
The text of Section 5(k) of the Plan, as amended, is as follows:
     (k) Directors Who Are Not Employees. Each person who (i) is not an employee of the Company, any Parent Corporation or any Subsidiary and (ii) is elected or re-elected as a Director by the Board or the shareholders on or subsequent to November 17, 2005, shall automatically be granted an Option to purchase 10,000 shares of Stock as of the date of such election or re-election, at an option price per share equal to 100% of the Fair Market Value of a share of Stock on the date of such election or re-election; provided that any such person who received an option grant pursuant to this Section 5(k) prior to November 17, 2005 shall not be eligible to receive an additional grant under this section until the third calendar year following the calendar year in which the most recent prior grant under this Section to such person was made. All such Options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the grant of Non-Qualified Stock Options to officers and key employees of the Company, except that (1) the term of each such Option shall be equal to ten years, which term shall not expire upon the termination of service as a Director and (2) the Option shall become exercisable as to one half of the shares eight months after the date the Option is granted and as to the balance 20 months after the date the Option is granted. Upon termination of such Director’s service as a Director of the Company, any unvested Option held by such Director shall not become exercisable. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Options granted pursuant to this Section 5(k).
The Company will file the Plan, as amended, as an exhibit to its Form 10-Q for the quarter ended December 31, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.
By:	/s/ Dennis J. Allingham
Dennis J. Allingham
President and Chief Executive Officer

Date: November 22, 2005

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